                                                                      Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated June 25, 1996 on the Newmont Gold Company Hourly Retirement Savings Plan, included in this Form 11-K for the year ended December 31, 1995.


                                            /s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
  August 26, 1996.